UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 20, 2019

PACIFIC ETHANOL, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware (State or Other Jurisdiction of Incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)
400 Capitol Mall, Suite 2060 Sacramento, California	95814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code:	(916) 403-2123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PEIX	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The board of directors of Pacific Ethanol, Inc. (the “Company”) has established November 7, 2019 as the date of the Company’s 2019 annual meeting of stockholders (the “Annual Meeting”). The Annual Meeting date represents a change of more than 30 days from the anniversary of the Company’s 2018 annual meeting of stockholders. Accordingly, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company is hereby informing stockholders of such change.

The deadline for the receipt of any stockholder proposals to be properly brought before the Annual Meeting is September 23, 2019. Proposals submitted pursuant to Rule 14a-8 of the Exchange Act must comply with the requirements set forth in Rule 14a-8 and must be received by the Corporate Secretary at the Company’s headquarters located at 400 Capitol Mall, Suite 2060, Sacramento, California 95814 on or prior to July 19, 2019. Any proposal submitted after the above deadlines will not be considered timely and will be excluded from consideration at the Annual Meeting.

The time and location of the Annual Meeting will be as set forth in the Company’s proxy statement for the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2019	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel and Secretary